AMENDED AND RESTATED BYLAWS

OF

VITAL FARMS, INC.

(A DELAWARE PUBLIC BENEFIT CORPORATION)

August 11, 2026

Section 58. Repeal or Change	30
Section 59. Definitions	30

AMENDED AND RESTATED BYLAWS

OF

VITAL FARMS, INC.

(A DELAWARE PUBLIC BENEFIT CORPORATION)

ARTICLE I

Offices

Section 1. Registered Office. The registered office of Vital Farms, Inc. (the “corporation”) in the State of Delaware shall be as set forth in the corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).

Section 2. Other Offices. The corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the corporation (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the corporation may require.

ARTICLE II

Corporate Seal

Section 3. Corporate Seal. The Board may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal‑Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

Stockholders’ Meetings

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, if any, either within or without the State of Delaware, as may be determined from time to time by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “DGCL”) and Section 15 below.

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board. Nominations of persons for election to the Board and proposals of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (or any supplements thereto); (ii) by or at the direction of the Board or a duly authorized committee thereof; (iii) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) of these bylaws (as may be amended and/or restated from time to time, these “Bylaws”) through the date of the annual meeting of stockholders, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 5. For the avoidance of doubt, Section 5(a)(iii) above shall be the exclusive means for a stockholder to make nominations and submit any other business (other than a proposal included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of

1934, as amended (such act, and the rules and regulations promulgated thereunder, the “1934 Act”)), at an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under the DGCL, the Certificate of Incorporation and these Bylaws, and only such nominations shall be made and such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures below.

(i) In addition to any other applicable requirements, for nominations for the election to the Board or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must have given timely notice in proper written form to the Secretary at the principal executive offices of the corporation as set forth in Section 5(b)(iii) and must update and supplement the information contained in such written notice on a timely basis as set forth in Section 5(c). To be in proper written form, the notice of any stockholder of record giving notice under this Section 5 (each, a “Proponent”) must set forth:

(A) as to each person whom such Proponent proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any: (1) the name, age, business address and residence address of such Proposed Nominee; (2) the principal occupation and employment of such Proposed Nominee; (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned of record and beneficially by such Proposed Nominee and list of any pledge of or encumbrances on such shares; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) a statement whether such Proposed Nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board; (6) the questionnaire, representation and agreement required by Section 5(f) of these Bylaws, completed and signed by such Proposed Nominee; (7) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand and any Proponent or any Stockholder Associated Person (as defined below) (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s associates (as defined below) has with any Proponent or any Stockholder Associated Person (as defined below), including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Proponent and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; (8) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the corporation or any of its subsidiaries; (9) the date(s) of first contact between the Proponent or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the corporation; and all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proponent or any Stockholder Associated Person for the election of directors in a contested election pursuant to the Proxy Rules (as defined below);

(B) as to any other business that such Proponent proposes to bring before the meeting: (1) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), (3) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent, and (4) all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proponent or any Stockholder Associated Person in support of such proposed business pursuant to the Proxy Rules; and

(C) all of the information required by Section 5(b)(iv).

(ii) In addition to the information required pursuant to the foregoing provisions of this Section 5(b), the corporation may require any Proponent to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (A) any item of business proposed by such Proponent under this

Section 5(b), (B) the solicitation of proxies from the corporation’s stockholders by such Proponent (or any Stockholder Associated Person) or (C) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”), any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence (as such term is used in any applicable stock exchange listing requirements or applicable law) of such Proposed Nominee or on any committee or sub-committee of the Board under any applicable stock exchange listing requirements or applicable laws or regulations, or that could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such Proposed Nominee. If requested by the corporation, any supplemental information required under this paragraph shall be provided by a Proponent within ten (10) days after it has been requested by the corporation. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 5, in the case of an annual meeting, or Section 6, in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by these Bylaws with respect to nominees for director).

(iii) To be timely, the written notice required by Section 5(b)(i) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and (B) not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later than the ninetieth (90th) day prior to such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Sections 5(b)(i) shall also set forth, as of the date of the notice and as to the Proponent and each Stockholder Associated Person:

(A) the name and address of each Proponent and Stockholder Associated Person (including, as applicable, as they appear on the corporation’s books and records);

(B) the class or series and number of shares of each class or series of capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) (specifying the type of ownership) by each Proponent or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

(C) the name of each nominee holder for, and number of, any securities of the corporation owned beneficially but not of record by such Proponent or any Stockholder Associated Person and any pledge by such Proponent or any Stockholder Associated Person with respect to any of such securities;

(D) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), of such Proponent or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation), any Stockholder Associated Person in the corporation or any affiliate (as defined below) thereof or in the proposed business or nomination(s) to be brought before the meeting by such Proponent, other than an interest arising from the ownership of corporation securities where such Proponent or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(E) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) (I) between or among any Proponent and any Stockholder Associated Person or (II) between or among any Proponent or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

(F) any rights to dividends on the shares of the corporation owned beneficially by such Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation;

(G) any proportionate interest in shares of the corporation or Derivative Transactions held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proponent or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(H) any Derivative Transactions in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any competitor of the corporation identified in Part I, Item I of the annual report on Form 10-K or amendment thereto most recently filed by the corporation with the SEC or in Item 8.01 of any current report on Form 8-K filed by the corporation with the SEC thereafter but prior to the tenth day before the deadline for a stockholder’s notice under this Section 5 (each, a “Principal Competitor”) held by such Proponent or any Stockholder Associated Person;

(I) any direct or indirect interest (other than solely as a result of security ownership) of such Proponent or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation) any Stockholder Associated Person in any agreement with the corporation, any affiliate of the corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(J) a representation that such Proponent is a holder of record of shares of the corporation at the time of giving notice, will be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(i));

(K) a representation from such Proponent as to whether such Proponent or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the 1934 Act) that intends to engage in a solicitation (within the meaning of the 1934 Act Rule 14a-1(l)) with respect to such nomination or proposal and, if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act) in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and a representation as to whether the Proponents intend (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s voting shares required to approve or adopt the proposal or elect the Proposed Nominee, (y) to otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) to solicit proxies in support of any Proposed Nominee in accordance with Rule 14a-19 promulgated under the 1934 Act;

(L) a representation that (I) neither such Proponent nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (II) such Proponent and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 5(b)(iv);

(M) a description of the investment strategy or objective, if any, of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation);

(N) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the 1934 Act or an amendment pursuant to Rule 13d-2(a) under the 1934 Act if such a statement were required to be filed under the 1934 Act by such Proponent or any Stockholder Associated Person with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Proponent or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(O) a representation that such Proponent intends to appear or cause a Qualified Representative (as defined below) of such Proponent to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Proponent (or a Qualified Representative of such Proponent) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;

(P) a description of any pending or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation), threatened legal proceeding or investigation in which such Proponent or any Stockholder Associated Person is a party or participant directly involving or directly relating to the corporation or, to the knowledge of such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation), any current or former officer, director or affiliate of the corporation;

(Q) identification of the names and addresses of other stockholders (including beneficial owners) known by such Proponent (or the beneficial owner(s) on whose behalf such Proponent is submitting a notice to the corporation) to provide financial support of the nomination(s) or other business proposal(s) submitted by such Proponent and, to the extent known, the class and number of shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(R) (I) a description of all Derivative Transactions (as defined below) that have been entered into by, or on behalf of, such Proponent or any Stockholder Associated Person during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions, and (II) all other information relating to Derivative Transactions that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Proponent or any Stockholder Associated Person in support of the business proposed by such Proponent, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of such Derivative Transactions were treated the same as trading in the securities of the corporation under the Proxy Rules;

(S) a certification regarding whether each Proponent and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the corporation, if such Stockholder Associated Person is a stockholder of the corporation; and

(T) any other information relating to each Proponent required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such Proponent or any Stockholder Associated Person for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (A) through (T) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Proponent solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).

(c) A stockholder providing the written notice required by Section 5(b)(i) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to receive notice of the meeting and (ii) the date that is ten (10) Business Days (as defined below) prior to the meeting (or any adjournment, rescheduling, or postponement thereof); provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) in a notice previously delivered pursuant to Section 5(b) and shall not extend the time period for the delivery of notice pursuant to Section 5(b). In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) Business Days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement must be received by the Secretary at the principal executive offices of the corporation not later than seven (7) Business Days prior to the date for the meeting, or, if practicable, any adjournment, rescheduling or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, rescheduled or postponed). Such update shall be made only to the extent that information has changed since the Proponent’s prior submission and clearly identify the information that has changed in any material respect since such Proponent’s prior submission. If a Proponent fails to provide any update in accordance with the foregoing provisions of this Section 5(c), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 5.

(d) If any information submitted pursuant to Section 5 by any Proponent nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information may be deemed not to have been provided in accordance with Section 5. Any such Proponent shall notify the Secretary in writing at the principal executive offices of the corporation of any material inaccuracy or change in any information submitted pursuant to Section 5 (including if any Proponent or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 5(b)(iv)(K)) within two (2) Business Days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Proponent. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Proponent shall provide, within seven (7) Business Days after delivery of such request (or such other period as may reasonably be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such Proponent pursuant to this Section 5 and (ii) a written affirmation of any information submitted by such Proponent pursuant to this Section 5 as of an earlier date. If a Proponent fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 5(d).

(e) Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and that complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5 (b)(iii), shall also be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(f) For each Proposed Nominee to be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a), each Proponent must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 5(b)(iii) or (e), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such Proposed Nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form to be provided by the Secretary within ten (10) days following a written request therefor by a stockholder of record identified by name) and a written representation and agreement (in the form to be provided by the Secretary within ten (10) days following a written request therefor by a stockholder of record identified by name) providing that such Proposed Nominee: (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the questionnaire or (B) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation or a nominee that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) Business Days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (iv) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the corporation by such Proposed Nominee or otherwise pursuant to these Bylaws; (v) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect; and (vi) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(g) No person shall be eligible for election or re-election as a director, unless the person is qualified under Section 18 of these Bylaws and nominated by a stockholder, in the case of an annual meeting, in accordance with clause (ii) or (iii) of Section 5(a) and in accordance with the procedures set forth in Sections 5(b), (c), (d), (e), (f), (h), and (i), as applicable, or in the case of a special meeting, in accordance with Section 6(c) of these Bylaws and the requirements thereof or by the Board. No business shall be conducted at any meeting of the stockholders of the corporation except pursuant to Rule 14a-8 of the 1934 Act and brought before the meeting by a stockholder, in the case of an annual meeting, in accordance with Section 5(a) and in accordance with the procedures set forth in Sections 5(b), (c), (d), (f), (h), (i), as applicable, or in the case of a special meeting, in accordance with Section 6(c) or by the Board. The corporation shall disregard the nomination of any Proposed Nominee who is not eligible to serve as a director of the corporation.

(h) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, in the event that any Proponent or any Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to any Proposed Nominee, (ii) such Proponent or Stockholder Associated Person subsequently either (x) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the following sentence) or (y) notifies the corporation that such Proponent or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee(s) in accordance with the requirements of Rule 14a-19(b) under the 1934 Act, and (iii) no other Proponent or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the 1934 Act with respect to such Proponent (x) to the corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the 1934 Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee(s) in accordance with Rule 14a-19(b) under the 1934 Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the 1934 Act and the requirements set forth in the following sentence, then the corporation shall disregard any proxies or votes solicited for such Proposed Nominee(s) regardless of the person or entity who solicited such proxies (and such Proposed Nominee disqualified from standing for election or re-election), notwithstanding that the Proposed Nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such Proposed Nominees may have been received by the corporation. Upon request by the corporation, if any Proponent or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the corporation, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such Proposed Nominee and whose nomination is not made by or at the direction of the Board or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 5(a) or otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such Proposed Nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 5(a) and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under Section 6(c).

(i) Except as otherwise required by law, the Board or the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting has been made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act) and, if the Board or the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, or the Proponent does not act in accordance with the representations in this Section 5, the Board or the chairperson of the meeting shall declare to the meeting that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such Proposed Nominee disqualified from standing for election or re-election), or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by applicable law, if the Proponent (or a Qualified Representative of the Proponent) does not appear at the meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded (and such Proposed Nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the corporation.

(j) In addition to complying with the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of state law and the 1934 Act with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act, (ii) stockholders to request inclusion of nominees in the corporation’s proxy statement pursuant to the Proxy Rules or (iii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(k) Any written notice, supplement, update or other information required to be delivered by a stockholder to the corporation pursuant to this Section 5 or Section 6 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(l) For purposes of Sections 5 and 6,

(i) “affiliates” and “associates” each shall have the respective meanings set forth in Rule 12b-2 under the 1934 Act;

(ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the 1934 Act;

(iii) “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;

(iv) “close of business” means 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a Business Day;

(v) “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation; (B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation; (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or (D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member;

(vi) “Proxy Rules” shall mean Section 14 of the 1934 Act and the rules promulgated thereunder;

(vii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information including, without limitation, posting on the corporation’s investor relations website;

(viii) “Qualified Representative” of a Proponent means (A) a duly authorized officer, manager or partner of such Proponent or (B) a person authorized by a writing executed by such Proponent (or a reliable reproduction or electronic transmission of the writing) delivered by such Proponent to the corporation prior to the making of any nomination or proposal at a meeting stating that such person is authorized to act for such Proponent as proxy at the meeting, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and

(ix) “Stockholder Associated Person” shall mean, with respect to a Proponent and if different from such Proponent, any beneficial owner of shares of the corporation on whose behalf such Proponent is providing notice of any nomination or other business proposed: (A) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the 1934 Act) with such Proponent or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the corporation, (B) any affiliate or associate of such Proponent (other than any Proponent that is an Exempt Party) or such beneficial owner(s), (C) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proponent or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, (D) any beneficial owner of shares of the corporation owned of record by such Proponent (other than a Proponent that is an Exempt Party) and (E) any Proposed Nominee.

Section 6. Special Meetings.

(a) Unless otherwise required by law or by the Certificate of Incorporation, special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairperson of the Board, or (ii) the Board pursuant to a resolution adopted by the Board. The ability of the stockholders of the corporation to call a special meeting of stockholders is hereby specifically denied. Any special meeting of stockholders previously scheduled by the corporation may be postponed, rescheduled or cancelled by (i) the Chairperson of the Board, or (ii) the Board, at any time before or after notice of such meeting has been given to stockholders.

(b) The Board shall determine the time and place, if any, of the meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7.

(c) No business may be transacted at a special meeting otherwise than as specified in the notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or a duly authorized committee thereof or (ii) provided that one or more directors are to be elected at such meeting pursuant to the corporation’s notice of meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of giving notice provided for in this paragraph through the date of the special meeting, (B) is entitled to vote at the meeting and upon such election, and (C) complies with Sections 5(b)(i), (b)(iv), (c), (d), (f), (g), (h) and (i). The number of nominees a stockholder may nominate for election at a special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to the Board, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Sections 5(b)(i) and (b)(iv) shall be received by the Secretary at the principal executive offices of the corporation not earlier than the one-hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such meeting or (ii) the tenth (10th) day following the day on which the corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. The stockholder shall also update and supplement such information as required under

Section 5(c). In no event shall an adjournment, postponement, recess, judicial stay or rescheduling of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to the preceding sentence.

(d) A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of Section 6(c). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination is not in compliance with these Bylaws (including, without limitation, compliance with Rule 14a-19 under the 1934 Act), or if the Proponent does not act in accordance with the representations required in Section 5, to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by applicable law, if the stockholder (or a Qualified Representative of the stockholder meeting the requirements specified in Section 5(f)) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nomination is set forth (as applicable) in the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the corporation.

(e) Notwithstanding the foregoing provisions of Sections 5 and 6, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to matters set forth in Sections 5 and 6, and any failure to comply with such requirements shall be deemed a failure to comply with Sections 5 and 6, as applicable; provided, however, that, to the fullest extent not prohibited by applicable law, any references in these Bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Sections 5(a)(iii) and 6(c). Nothing in these Bylaws shall be deemed to affect any rights of holders of any class or series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provision of the Certificate of Incorporation.

Section 7. Notice of Meetings. Whenever stockholders of the corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law or the Certificate of Incorporation, written notice of any meeting of stockholders, given either personally, by mail or by electronic transmission (as defined below) (if permitted under the circumstances by the DGCL), shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairperson of the Board, the Chief Executive Officer or the Board, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9. Voting. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communications, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, by applicable stock exchange rules, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of voting power of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 10. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders of the corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 7 shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 11. Voting Rights.

For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 12. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in DGCL Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even‑split for the purpose of subsection (c) shall be a majority or even‑split in interest.

Section 13. List of Stockholders. The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect all of the stockholders entitled to vote as of the tenth day before the meeting date. Nothing in this Section 13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 14. Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

Section 15. Remote Communication; Delivery to the Corporation.

(a) If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a stockholder meeting may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

(b) Whenever Section 5 or 6 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Section 16. Organization; Conduct of Meetings. The Chairperson of the Board shall act as chairperson of meetings of stockholders of the corporation. The Board may designate any director or officer of the corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board, and only the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson of the Board and such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board or the chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chairperson (or the Board) should so determine, the chairperson (or the Board) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 17. Inspectors of Election. In advance of any meeting of stockholders of the corporation, the Chairperson of the Board, the Chief Executive Officer or the Board, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE IV

Directors

Section 18. Number and Term of Office; Eligibility. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the corporation.

Section 19. Powers. Except as otherwise provided in the Certificate of Incorporation or the DGCL, the business and affairs of the corporation shall be managed by or under the direction of the Board.

Section 20. Classes of Directors. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 21. Vacancies; Newly Created Directorships. Vacancies and newly created directorships on the Board shall be filled as set forth in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 22. Resignation. Any director may resign at any time by delivering such director’s notice in writing or by electronic transmission to the Board or Secretary. Such resignation shall take effect at the time of delivery of the notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 23. Removal. Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board or any individual director may be removed only in the manner specified in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 24. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or the Board.

(c) Meetings by Electronic Communications Equipment. Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any special meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of any meeting will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 25. Quorum and Voting.

(a) Except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws, and except with respect to questions related to indemnification arising under Section 47 for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board shall consist of a majority of the directors currently serving on the Board in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting.

(b) At each meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 26. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. The consent or consents shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 27. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board or a committee thereof to which the Board has delegated such responsibility and authority, including, if so approved, by resolution of the Board or a committee thereof to which the Board has delegated such responsibility and authority, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 28. Committees.

(a) Executive Committee. The Board may appoint an Executive Committee to consist of one or more members of the Board. The Executive Committee, to the extent permitted by applicable law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees. The Board may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board shall consist of one or more members of the Board and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 28, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board. The Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 28 shall be held at such times and places as are determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of the time and place of special meetings of the Board. Notice of any regular or special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such regular or special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Unless the Board shall otherwise provide, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article IV of these Bylaws.

Section 29. Duties of Chairperson of the Board and Lead Independent Director.

(a) The Chairperson of the Board, if appointed and when present, shall preside at all meetings of the stockholders and the Board. The Chairperson of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

(b) The Chairperson of the Board, or if the Chairperson of the Board is not an independent director, one of the independent directors, may be designated by the Board as lead independent director to serve until replaced by the Board (“Lead Independent Director”). The Lead Independent Director will perform such other duties as may be established or delegated by the Board.

Section 30. Organization. At every meeting of the directors, the Chairperson of the Board, or, if a Chairperson of the Board has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

ARTICLE V

Officers

Section 31. Officers Designated. The officers of the corporation shall include, if and when designated by the Board, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board or a committee thereof to which the Board has delegated such responsibility.

Section 32. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified, unless sooner removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board (if a director), unless the Chairperson of the Board or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board (if a director), unless the Chairperson of the Board, the Lead Independent Director or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the

Board, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d) Duties of Vice Presidents. A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(g) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and, subject to the order of the Board, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and Chief Financial Officer (if not Treasurer) shall designate from time to time.

Section 33. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 34. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless it is specified to be effective at some other time or upon the occurrence of some other event, in which event the resignation shall become effective at such later time or such other event. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 35. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by unanimous written consent of the directors in office at the time, or by any committee or the Chief Executive Officer or any other superior officer upon whom such power of removal may have been conferred by the Board.

ARTICLE VI

Execution Of Corporate Instruments And Voting
Of Securities Owned By The Corporation

Section 36. Execution of Corporate Instruments. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board shall authorize so to do. Unless otherwise specifically determined by the Board or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document by or on behalf of the corporation may be effected manually, by facsimile or (to the extent permitted by applicable law and subject to such policies and procedures as the corporation may have in effect from time to time) by electronic signature. Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 37. Voting of Securities Owned by the Corporation. All stock and other securities and interests of other corporations and entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the Chairperson of the Board, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

Shares Of Stock

Section 38. Form and Execution of Certificates.

(a) The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Certificates for shares of stock shall note conspicuously that the corporation is a public benefit corporation formed pursuant to Subchapter XV of the DGCL. Any notice given by the corporation pursuant to Section 151(f) of the DGCL upon the issuance or transfer of uncertificated shares shall state conspicuously that the corporation is a public benefit corporation formed pursuant to Subchapter XV of the DGCL.

(b) Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two authorized officers of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 39. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 40. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 41. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to applicable law, not be more than 60 nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 42. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

Other Securities Of The Corporation

Section 43. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 38), may be signed by any executive officer (as defined in Article XI) or any other officer or person as may be authorized by the Board; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by an executive officer of the corporation or such other officer or person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

Dividends

Section 44. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 45. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

Fiscal Year

Section 46. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board.

ARTICLE XI

Indemnification

Section 47. Indemnification of Directors, Executive Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent permitted by the DGCL or any other applicable law as it presently exists or may hereafter be amended, who was or is made or is threatened to be made a party or is otherwise involved in proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers, in which case such contract shall supersede and replace the provisions hereof; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of this Section 47.

(b) Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify (including the power to advance expenses in a manner consistent with subsection (c) of this Section 47) its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Section 47, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under these Bylaws shall be deemed to be contractual rights, shall vest when the person becomes a director or executive officer of the corporation, shall continue as vested contract rights even if such person ceases to be a director or executive officer of the corporation, and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim to the fullest extent permitted by law. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h) Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE XII

Notices

Section 48. Notices.

(a) Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) or as otherwise provided in these Bylaws, with notice other than one which is delivered personally to be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

Amendments

Section 49. Amendments. Subject to the limitations set forth in Section 47(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal these Bylaws of the corporation. Any adoption, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal these Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

Loans to Officers

Section 50. Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

PUBLIC BENEFIT CORPORATION PROVISIONS

Section 51. Required Statement in Stockholder Meeting Notice. The corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation under Subchapter XV of the DGCL.

Section 52. Periodic Statements. The corporation shall no less than biennially provide the stockholders with a statement as to the corporation’s promotion of the public benefit or public benefits identified in the Certificate of Incorporation and of the best interests of those materially affected by the corporation’s conduct. The statement shall include: (i) the objectives the Board has established to promote such public benefit or public benefits and interests; (ii) the standards the Board has adopted to measure the corporation’s progress in promoting such public benefit or public benefits and interests; (iii) objective factual information based on those standards regarding the corporation’s success in meeting the objectives for promoting such public benefit or public benefits and interests; and (iv) an assessment of the corporation’s success in meeting the objectives and promoting such public benefit or public benefits and interests.

ARTICLE XVI

EMERGENCY BYLAWS

Section 53. Emergency Bylaws. This Article XVI shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XVI, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XVI shall cease to be operative unless and until another Emergency shall occur.

Section 54. Meetings and Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 55. Quorum. At any meeting of the Board called in accordance with Section 54 above, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 54 above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of directors is not able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the corporation.

Section 56. Liability. No officer, director or employee of the corporation acting in accordance with the provisions of this Article XVI shall be liable except for willful misconduct.

Section 57. Amendments. At any meeting called in accordance with Section 54 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XVI as it deems it to be in the best interests of the corporation and as is practical or necessary for the circumstances of the Emergency.

Section 58. Repeal or Change. The provisions of this Article XVI shall be subject to repeal or change by further action of the Board or by action of the stockholders pursuant to Article XIII of these Bylaws, but no such repeal or change shall modify the provisions of Section 55 above with regard to action taken prior to the time of such repeal or change.

Section 59. Definitions. For purposes of this Article XVI, the term “Designated Officer” means an officer identified on a numbered list of officers of the corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.